SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2013

Rich Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54767	46-3259117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9595 Wilshire Blvd, Suite 900 Beverly Hills, CA 90212	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 424-3169

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2013, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 90,000,000 shares to 37,503,000,000 shares. Correspondingly, our board of directors affirmed a forward split of 416.7 for 1 in which each shareholder will be issued 416.7 common shares in exchange for 1 common share of their currently issued common stock. Under the Nevada law, shareholder approval was not required.

Prior to approval of the forward split, we had a total of 993,108 issued and outstanding common shares, par value $0.001. On the effective date of the forward split, we will have a total of 413,828,104 issued and outstanding common shares, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

In connection with the forward split, we have the following new CUSIP number: 76303T209. We have submitted the required information to FINRA and we have been informed that the effective date of the forward split is October 2, 2013. Once effective, our common stock will be quoted under the symbol “RCHAD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “RCHA.”

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on September 17, 2013 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rich Pharmaceuticals, Inc.

/s/ Ben Chang

Ben Chang
President

Date: October 2, 2013

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